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                                                                    EXHIBIT 16.1



March 13, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Coherent, Inc. dated March 13, 2001.



   /s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP